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                                                                     Exhibit 5.1
                                                                     -----------

                  [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]


                                 May 27, 1997


Fairfield Communities, Inc.
11001 Executive Drive
Little Rock, Arkansas  72211

     Re: Registration on Form S-8 of 550,000 Shares of Common Stock, par value $0.01 per share, of Fairfield Communities, Inc.
          -----------------------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to Fairfield Communities, Inc., a Delaware corporation (the "Company"), in connection with the registration of 550,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares that may be issued and sold pursuant to the Plan and the authorized forms of stock option agreements thereunder will be, when issued in accordance with the Plan and such stock option agreements, duly authorized, validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Jones, Day, Reavis & Pogue